Exhibit 99.1
Hillenbrand to Acquire K-Tron International
•	Hillenbrand expands and diversifies its business portfolio for long-term revenue and earnings growth.

•	Batesville Casket and K-Tron will operate as separate business units.

•	The purchase price of $150 per share of K-Tron’s common stock represents a 32% premium over K-Tron’s closing price January 8, 2010.
Hillenbrand, Inc. (NYSE: HI) and K-Tron International, Inc. (Nasdaq: KTII) have signed a definitive merger agreement providing for Hillenbrand’s acquisition of K-Tron for $150 per share in cash. This price represents a 32.1 percent premium over the closing price of K-Tron’s stock on January 8, 2010, and a 38.6 percent premium over the 20-day average closing stock price. The boards of directors of both companies have unanimously approved the merger agreement. The directors and officers of K-Tron holding approximately 10 percent of K-Tron’s outstanding common stock in the aggregate have agreed to vote their shares in favor of the transaction. The transaction will have an aggregate purchase price of approximately $435 million. Adjusted for K-Tron debt and cash on hand at October 3, 2009, the estimated net purchase price of the deal is approximately $390 million. The final net purchase price will be calculated based upon the K-Tron balance sheet at the date of close.
Following the completion of the transaction, expected to occur at the end of March 2010, K-Tron will operate as a wholly owned subsidiary of Hillenbrand. Kevin C. Bowen, who will be president of K-Tron’s Process Group, and Donald W. Melchiorre, who will be president of K-Tron’s Size Reduction Group, will continue to manage their respective businesses and report directly to Kenneth A. Camp, Hillenbrand’s president and chief executive officer. Lukas Guenthardt, senior vice president of K-Tron corporate development, will also report to Camp. Robert E. Wisniewski, chief financial officer of K-Tron, will report to Cynthia L. Lucchese, Hillenbrand’s chief financial officer. Edward B. Cloues II, K-Tron’s chairman and chief executive officer, will be appointed to the Hillenbrand board when the merger is completed. K-Tron’s headquarters will remain in Pitman, New Jersey.
“We are delighted that K-Tron will be joining the Hillenbrand family of companies,” said Camp. “Although K-Tron’s products differ from ours, we are both manufacturing companies that share similar processes and core operational values. Like our Batesville Casket business, the K-Tron operating companies are leaders in their industries and have highly effective executive management teams. K-Tron has a strong track record of delivering superior financial performance and creating significant shareholder value.”
“Hillenbrand and Batesville Casket represent a long tradition of manufacturing and distribution excellence, and K-Tron’s board and management team are excited to combine our own high-performing people, products and services with Hillenbrand’s,” said Cloues. “We’re looking forward to taking advantage of Hillenbrand’s lean business strengths in planning, processes and talent development to help create even more opportunities for growth and financial success.”
Financing and Structure
Under the terms of the definitive merger agreement, a subsidiary of Hillenbrand will merge with and into K-Tron, with the shareholders of K-Tron receiving $150 per share in cash for their common stock. The closing of the merger is subject to customary terms and conditions, including shareholder approval and the expiration or termination of the waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act.

Hillenbrand expects to use cash on hand and proceeds from debt financing to fund the acquisition. The transaction is expected to be accretive to Hillenbrand’s earnings per share in 2010, net of acquisition costs.
P&M Corporate Finance LLC is serving as financial advisor to Hillenbrand, and Goldman, Sachs & Co. is serving as financial advisor to K-Tron. Skadden, Arps, Slate, Meagher & Flom LLP and Baker & Daniels LLP are serving as legal advisors to Hillenbrand, and Morgan, Lewis & Bockius LLP is serving as legal advisor to K-Tron.
Conference Call and Webcast
Hillenbrand will sponsor a conference call and webcast for the investing public at 11 a.m. ET Monday, January 11, 2010. During the event, management will discuss the acquisition of K-Tron. The webcast will be available at http://ir.hillenbrandinc.com and will be archived on the company’s Web site through January 11, 2011, for those unable to listen to the live webcast.
Participants may listen to the conference call by dialing 1-877-741-4240 (1-719-325-4790 for international callers). A replay of the call will be available through midnight Tuesday, January 26, 2010, at 1-888-203-1112 (1-719-457-0820 for international callers). Please use the confirmation code 4622656.
Disclosure Regarding Forward-Looking Statements
Throughout this release, we make a number of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the anticipated effect of the acquisition on Hillenbrand’s future results and the expected timing of the closing of the transaction. As the words imply, forward-looking statements are statements about the future, as contrasted with historical information. Our forward-looking statements are based on assumptions and current expectations of future events that we believe are reasonable, but by their very nature they are subject to a wide range of risks. If our assumptions prove inaccurate or unknown risks and uncertainties materialize, actual results could vary materially from Hillenbrand’ and K-Tron’s expectations and projections. Words that could indicate we’re making forward-looking statements include the following:

intend	believe	plan	expect	may	goal
become	pursue	estimate	will	forecast	continue
targeted	encourage	promise	improve	progress	potential
This isn’t an exhaustive list, but is simply intended to give you an idea of how we try to identify forward-looking statements. The absence of any of these words, however, does not mean that the statement is not forward-looking.
Here’s the key point: Forward-looking statements are not guarantees of future performance, and our actual results could differ materially from those set forth in any forward-looking statements. Any number of factors — many of which are beyond our control — could cause actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to: the occurrence of any event, change or other circumstance that could result in the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Hillenbrand, K-Tron and others following announcement of the merger; the inability to satisfy the conditions to complete the merger (or to complete the merger on a timely basis), including obtaining the required approval of K-Tron’s shareholders, consummating Hillenbrand’s financing, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of any other regulatory approvals, if required; risks that the proposed transaction disrupts current operations or poses potential difficulties in employee retention or otherwise affects financial or operating results as a result of the merger; the ability to recognize the benefits of the merger, including potential synergies and cost savings or the failure of the combined company to achieve its plans and objectives generally; the increased leverage as a result of the transaction; legislative, regulatory and economic developments; and other factors described in filings by both companies with the SEC. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements include those detailed from time to time in Hillenbrand’s and K-Tron’s publicly filed documents, including their most recently filed annual reports on Form 10-K. Hillenbrand and K-Tron can give no assurance that any of the transactions related to the merger will be completed or that the conditions to the merger will be satisfied. Neither Hillenbrand nor K-Tron undertakes to update or revise (and neither assumes any obligation to update or revise) any forward-looking statements as a result of new information or future events or developments.
Additional Information About the Merger
This communication may be deemed to be a solicitation of proxies in respect of the proposed acquisition of K-Tron by Hillenbrand. In connection with the proposed acquisition, K-Tron will file a proxy statement with the SEC and intends to file other relevant materials with the SEC as well. Investors and security holders of K-Tron are urged to read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about the proposed acquisition and related matters. The final proxy statement will be mailed to K-Tron shareholders. Investors and shareholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by K-Tron with the SEC, at the SEC’s Web site, www.sec.gov. These documents (when they are available) can also be obtained by investors and shareholders free of charge from K-Tron upon written request to K-Tron International, Inc.; Attention: Investor Relations; Routes 55 and 553; P.O. Box 888; Pitman, New Jersey 08071, or by calling 856-589-0500.
This communication is not a solicitation of a proxy from any security holder of K-Tron; however, Hillenbrand, K Tron and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from shareholders of K-Tron in connection with the proposed merger. Information about Hillenbrand’s directors and executive officers may be found in its 2009 Annual Report on Form 10-K filed with the SEC on November 24, 2009, and definitive proxy statement relating to its 2010 Annual Meeting of Shareholders filed with the SEC on January 5, 2010. Information about K-Tron’s directors and executive offers may be found in its 2008 Annual Report on Form 10-K filed with the SEC on March 13, 2009, and definitive proxy statement relating to its 2009 Annual Meeting of Shareholders filed with the SEC on April 6, 2009. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the merger will be included in the proxy statement and the other relevant materials filed with the SEC when they become available.
About Hillenbrand, Inc.
Hillenbrand, Inc. (www.HillenbrandInc.com) is the holding company for Batesville Casket Company, a leader in the North American death care industry through the sale of funeral services products, including burial caskets, cremation caskets, containers and urns, selection room display fixturing, and other personalization and memorialization products.
About K-Tron International, Inc.
K-Tron (www.ktroninternational.com) is a recognized leader in the design, production, marketing and servicing of material handling equipment and systems. The company serves many different industrial markets through two separate business lines. The Process Group focuses primarily on feeding and pneumatic conveying equipment, doing business under two main brands: K-Tron Feeders and K-Tron Premier. The Size Reduction Group concentrates on size reduction equipment, conveying systems and screening equipment, operating under three brands: Pennsylvania Crusher, Gundlach and Jeffrey Rader.
HI-INC-F
CONTACTS
Investor Relations for Hillenbrand, Inc.
Mark R. Lanning, Vice President of Investor Relations and Treasurer
Phone: 812-934-7256
E-mail: mrlanning@hillenbrand.com
Investor Relations for K-Tron International, Inc.
Robert E. Wisniewski, Senior Vice President, Chief Financial Officer and Treasurer
Phone: 856-589-0500
E-mail: rwisniewski@ktron.com
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